UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2017 (April 28, 2017)

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive
Benton Building Suite 300
Little Rock, AR 72211

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (501) 850-0820

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 28, 2017, Uniti Group Inc. (the “Company”) entered into an amendment (the “Amendment”) of its senior secured credit agreement dated April 24, 2015 (the “Credit Agreement”) by and among the Company, CSL Capital, LLC, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent. The Credit Agreement provides for a term loan B facility in an initial principal amount of $2.14 billion maturing on October 24, 2022 and a $500.0 million revolving credit facility that matures and terminates on April 24, 2020 (the “Revolving Credit Facility”).

Pursuant to the Amendment, the commitments under the Revolving Credit Facility were increased from $500.0 million to $750.0 million.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The parties to the Amendment described above and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for the Company from time to time for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of their business.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2017, the Board of Directors (the “Board”) of the Company adopted an amendment to the Company’s bylaws (the “Bylaw Amendment”), effective immediately, permitting stockholders of the Company to amend the Company’s bylaws.  Additionally, on May 1, 2017, the Board adopted a resolution to submit to stockholders, at its annual meeting of stockholders to be held in 2018, an amendment to the Company’s charter to conform to the Bylaw Amendment.

The foregoing summary of the amendment is qualified in its entirety by reference to the complete text of the Bylaw Amendment, which is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Uniti Group Inc., as amended May 1, 2017.
10.1

Amendment No. 3 to the Credit Agreement, dated as of April 28, 2017 by and among Uniti Group Inc. and CSL Capital, LLC, as borrowers, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Executive Vice President — General Counsel and Corporate Secretary

Date: May 1, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Uniti Group Inc., as amended May 1, 2017.
10.1

Amendment No. 3 to the Credit Agreement, dated as of April 28, 2017 by and among Uniti Group Inc. and CSL Capital, LLC, as borrowers, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent.